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                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12.

                                 GLIATECH INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

                                 Gliatech Logo

                            23420 COMMERCE PARK ROAD
                             CLEVELAND, OHIO 44122
                           TELEPHONE: (216) 831-3200

                                                                  April 14, 2000

Dear Gliatech Stockholder:

     You are cordially invited to attend the 2000 Annual Meeting of Gliatech Inc., which will be held on May 16, 2000, at 11:00 a.m. at the Embassy Suites Hotel -- Beachwood, 3775 Park East Drive, Beachwood, Ohio.

     This year, your Board of Directors is recommending that you elect two Directors for a three-year term, approve the Directors' Equity Plan and approve the appointment of the independent auditors of the Company for the current fiscal year.

     The Company has enclosed a copy of its 1999 Annual Report for the fiscal year ended December 31, 1999 with this notice of annual meeting of stockholders and proxy statement. If you would like another copy of the 1999 Annual Report, please contact Rodney E. Dausch, Secretary, at Gliatech Inc., 23420 Commerce Park Road, Cleveland, Ohio 44122, (216) 831-3200, and you will be sent one.

     Please read the enclosed information carefully before completing and returning the enclosed proxy card. Returning your proxy card as soon as possible will assure your representation at the meeting, whether or not you plan to attend. If you do attend the annual meeting, you may, of course, withdraw your proxy should you wish to vote in person.

                                        Sincerely,

                                        /s/ Thomas O. Oesterling
                                        Thomas O. Oesterling, Ph.D.
                                        Chairman of the Board and Chief
                                        Executive Officer

                                 Gliatech Logo

                            23420 COMMERCE PARK ROAD
                             CLEVELAND, OHIO 44122

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 16, 2000

     The Annual Meeting of Stockholders of Gliatech Inc., a Delaware corporation (the "Company"), will be held on Tuesday, May 16, 2000, at 11:00 a.m. (the "Annual Meeting") at the Embassy Suites Hotel -- Beachwood, 3775 Park East Drive, Beachwood, Ohio for the purpose of:

     (1) Electing two Directors for a three-year term;

     (2) Approving the Directors' Equity Plan;

     (3) Approving the appointment of the independent auditors of the Company for the fiscal year ending December 31, 2000; and

     (4) Transacting such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on March 20, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

                                        By Order of the Board of Directors

                                        /s/ Rodney E. Dausch
                                        Rodney E. Dausch
                                        Secretary
April 14, 2000

     The Company's 1999 Annual Report for the fiscal year ended December 31, 1999 is enclosed. The 1999 Annual Report contains financial and other information about the Company, but is not incorporated into the Proxy Statement and is not deemed to be a part of the proxy soliciting material.

     EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

                                 GLIATECH INC.
                            23420 COMMERCE PARK ROAD
                             CLEVELAND, OHIO 44122

                                PROXY STATEMENT

                   ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                                ON MAY 16, 2000

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Gliatech Inc., a Delaware corporation (the "Company"), of proxies to be used at the annual meeting of stockholders of the Company to be held on May 16, 2000 (the "Annual Meeting"). This Proxy Statement and the related proxy card are being mailed to stockholders commencing on or about April 14, 2000.

     If the enclosed proxy card is executed and returned, the shares represented by it will be voted as directed on all matters properly coming before the Annual Meeting for a vote. Returning your completed proxy will not prevent you from voting in person at the Annual Meeting should you be present and desire to do so. In addition, the proxy may be revoked at any time prior to its exercise either by giving written notice to the Company or by submission of a later-dated proxy.

     Stockholders of record of the Company at the close of business on March 20, 2000, will be entitled to vote at the Annual Meeting. On that date, the Company had outstanding (excluding 75,000 shares held in treasury) and entitled to vote 9,500,533 shares of common stock, $0.01 par value per share (the "Common Stock"). A list of such holders will be open to the examination of any stockholders, for any purpose germane to the meeting, at the place of the Annual Meeting for a period of ten days prior to the meeting. Each share of Common Stock is entitled to one vote. At the Annual Meeting, inspectors of election shall determine the presence of a quorum and shall tabulate the results of the vote of the stockholders. The holders of a majority of the total number of outstanding shares of Common Stock entitled to vote must be present in person or by proxy to constitute the necessary quorum for any business to be transacted at the Annual Meeting. Properly executed proxies marked "abstain" as well as proxies held in street name by brokers that are not voted on all proposals to come before the Annual Meeting ("broker non-votes") will be considered "present" for purposes of determining whether a quorum has been achieved at the Annual Meeting.

     The two nominees for Director receiving the greatest number of votes cast at the Annual Meeting in person or by proxy shall be elected. Consequently, any shares of Common Stock present in person or by proxy at the Annual Meeting, but not voted for any reason have no impact in the election of Directors, except to the extent that the failure to vote for an individual may result in another individual receiving a larger number of votes. All other matters to be considered at the Annual Meeting require, for approval, the favorable vote of a majority of shares voted at the meeting in person or by proxy. Stockholders have no right to cumulative voting as to any matter, including the election of Directors. If any proposal at the Annual Meeting must receive a specific percentage of favorable votes for approval, abstentions in respect of such proposal are treated as present and entitled to vote under Delaware law and therefore such abstentions have the effect of a vote against such proposal. Broker non-votes in respect of any proposal are not counted for purposes of determining whether such proposal has received the requisite approval.

     The shares represented by all valid proxies received will be voted in the manner specified on the proxies. Where specific choices are not indicated on a valid proxy, the shares represented by such proxies received will be voted: (1) for the nominees for Director named in this Proxy Statement; (2) for approval of the Directors' Equity Plan; (3) for approval of the appointment of Ernst & Young LLP, as independent auditors; and (4) in accordance with the best judgment of the persons named in the enclosed proxy, or their substitutes, for any other matters that properly come before the Annual Meeting.

                             ELECTION OF DIRECTORS

     The Company's Second Restated Certificate of Incorporation provides that the Board of Directors will be divided into three classes of Directors to be as nearly equal in number of Directors as possible. At each annual stockholders' meeting, Directors are elected for a term of three years and hold office until their successors are elected and qualified or until their earlier removal or resignation. Class I currently consists of William A. Clarke, Theodore E. Haigler, Jr. and Ronald D. Henriksen and their current term of office will expire at the 2002 annual meeting of stockholders. Class II consists of Irving
S. Shapiro and John L. Ufheil and their current term of office will expire at this Annual Meeting. Class III consists of Thomas O. Oesterling, Ph.D. and Robert P. Pinkas and their current term of office will expire at the 2001 annual meeting of stockholders.

     All non-employee Directors receive reimbursements for any and all out-of-pocket expenses incurred in connection with attending each Board of Directors meeting or committee meeting. In addition, after each annual meeting of stockholders, every non-employee Director receives stock options to purchase 8,000 shares of Common Stock. In addition, for attendance at each committee meeting, each such Director receives $1,500 payable in deferred shares until such time as the Directors' Equity Plan is approved. When a Director is first elected, such Director receives a one-time award of stock options to purchase 8,000 shares of Common Stock. In addition, each of Messrs. Henriksen, Ufheil and Clarke entered into Consulting Agreements with the Company as of December 30, 1997, April 1, 1998 and May 3, 1999, respectively. As consideration for services rendered under these consulting agreements, Messrs. Henriksen, Ufheil and Clarke received 3,000 options exercisable for Common Stock at a price of $10.125 per share, 6,000 options exercisable for Common Stock at a price of $12.125 per share and 5,000 options exercisable for Common Stock at a price of $21.0625 per share, respectively.

     At the Annual Meeting, two Directors are to be elected to hold office, each for a term of three years and until his successor is elected and qualified. The Board of Directors recommends that its two nominees for Director be elected at the Annual Meeting. The nominees are Irving S. Shapiro and John L. Ufheil. Messrs. Shaprio and Ufheil have each served as a Director of the Company since 1993. If either nominee becomes unavailable for any reason or should a vacancy occur before the election, which events are not anticipated, the proxies will be voted for the election of such other Director nominee as the Board of Directors may recommend.

     Information regarding the nominees and continuing Directors of the Company is set forth below:

                NAME                   AGE                    POSITION(S)
                ----                   ---                    -----------
Thomas O. Oesterling, Ph.D.             62    Chairman and Chief Executive Officer
Robert P. Pinkas(1)                     46    Director
William A. Clarke(2)                    61    Director
Theodore E. Haigler, Jr.(2)             75    Director
Ronald D. Henriksen(1)                  60    Director
Irving S. Shapiro(2)                    83    Director
John L. Ufheil(1)                       66    Director

---------------

(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

DIRECTOR NOMINEES

     IRVING S. SHAPIRO has served as a Director since December 1993. Mr. Shapiro has been Of Counsel to the law firm of Skadden, Arps, Slate, Meagher & Flom in Wilmington, Delaware since 1990 and from 1981 to 1989 was a partner of that firm. He served as Chairman and Chief Executive Officer of E.I. du Pont de Nemours & Company, a manufacturer of chemicals and other materials, from 1974 to 1981. Mr. Shapiro currently serves as director of J.P. Morgan FSB and Sola International Inc.

     JOHN L. UFHEIL has served as a Director of the Company since May 1993. From April 1990 until his retirement in May 1994, he served as Chairman, President and Chief Executive Officer of Celgene Corporation, a biotechnology company.

CONTINUING DIRECTORS

     WILLIAM A. CLARKE has served as a Director of the Company since May 1998. From 1986 until his retirement in January 1996, he served as President of Johnson and Johnson Medical, Inc., a medical device company.

     THEODORE E. HAIGLER, JR. has served as Director of the Company since May 1996. Mr. Haigler has been an independent management consultant since his retirement in 1989. From 1986 until his retirement in 1989, he served as President, Chief Executive Officer and director of Burroughs Wellcome Co., a pharmaceutical company, and director of Wellcome plc, London, England.

     RONALD D. HENRIKSEN has served as a Director of the Company since May 1997. In November 1998, Mr. Henriksen became President of Advanced Research & Technology Institute of Indiana University, a technology licensing and formation company. From April 1996 through September 1998, he was Chief Executive Officer of Itasca Ventures LLC, a medical technology company. From March 1993 through January 1996, he was the President and Chief Executive Officer of Khepri Pharmaceuticals Inc., a development stage biotechnology company. From 1970 to March 1993, he held a series of managerial and executive positions, including Director of Business Development, at Eli Lily and Company, a pharmaceutical company. Mr. Henriksen currently serves as a director of QLT Phototherapeutics, Inc.

     THOMAS O. OESTERLING, PH.D. has served as Chief Executive Officer and a Director of the Company since June 1989. In May 1999, he became Chairman of the Company. From June 1989 to October 1999, he also served as President of the Company. From 1984 to 1986, he was Senior Vice President Research and Development of Collaborative Research, Inc., a manufacturer of diagnostic reagents for genetic research and testing, and from 1986 to 1989, he was President of Collaborative Research, Inc.

     ROBERT P. PINKAS has served a Director of the Company since May 1999. He served as Chairman of the Board of Directors from 1988 to May 1999 and served as Secretary of the Company from 1988 until August 1995. He served as Treasurer of the Company from August 1995 to May 1999. Mr. Pinkas is the founding general partner of Brantley Partners, a venture capital firm formed in 1987. He is also a director of Pediatric Services of America, Inc., Quad Systems Corporation, Brantley Capital Corporation, Waterlink, Inc. and Caredata.com, Inc.

COMMITTEES AND DIRECTORS MEETINGS

     The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee.

     The Audit Committee recommends to the Board of Directors, subject to stockholder approval, the appointment of the Company's independent auditors. The Audit Committee discusses with the Company's management and the Company's independent auditors the overall scope and specific plans for the audit. It meets annually with the Company's senior management and independent auditors to discuss the results of the auditors' examination and the Company's financial reporting. During fiscal 1999, the Audit Committee held two meetings.

     The Compensation Committee oversees all matters relating to human resources of the Company and administers (i) all stock option or stock-related plans and, in connection therewith, all awards of options and performance units to employees pursuant to any such stock option or stock related plan; (ii) all bonus plans; and (iii) all compensation of the Chief Executive Officer of the Company. During fiscal 1999, the Compensation Committee held two meetings.

     The Board of Directors held six meetings in fiscal 1999. All of the Directors attended at least seventy-five percent (75%) of the total meetings held by the Board of Directors and by the committees on which they served in fiscal 1999.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The members of the Company's Compensation Committee are Robert P. Pinkas, Chairman, Ronald D. Henriksen and John L. Ufheil. No employees serve on the Compensation Committee.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain beneficial ownership information as of January 15, 2000 (except as otherwise noted) as to (i) the security ownership of those persons owning of record or known to the Company to be the beneficial owner of more than five percent of the voting securities of the Company and (ii) the security ownership of equity securities of the Company by each of the Directors of the Company, each of the executive officers named in the Summary Compensation Table and all Directors and executive officers as a group. Except as otherwise noted, all information with respect to beneficial ownership has been furnished by the respective Director, executive officer or person beneficially owning five percent or more of the Common Stock, as the case may be. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to the number of shares set forth opposite their names. Beneficial ownership of the Common Stock has been determined for this purpose in accordance with the applicable rules and regulations promulgated under the Securities Exchange Act of 1934 (the "Exchange Act").

                                                                                 PERCENTAGE OF
                                                        AMOUNT AND NATURE          SHARES OF
                NAME AND ADDRESS OF                  OF BENEFICIAL OWNERSHIP      COMMON STOCK
                 BENEFICIAL OWNER                        OF COMMON STOCK       BENEFICIALLY OWNED
                -------------------                  -----------------------   ------------------
State of Wisconsin Investment Board(1).............         1,405,000                 14.8%
  P.O. Box 7842
  Madison, Wisconsin 53707
Lord, Abbett & Co.(2)..............................           882,294                  9.3%
  90 Hudson Street
  Jersey City, NJ 07302
Shaker Investments, Inc.(3)........................           564,428                  6.0%
  801 Tower East 20600 Chagrin Boulevard
  Cleveland, Ohio 44127
Robert P. Pinkas(4)................................            73,903                    *
Thomas O. Oesterling, Ph.D.(5).....................           304,628                  3.1%
William A. Clarke(6)...............................             9,266                    *
Theodore E. Haigler, Jr.(7)........................             9,332                    *
Ronald D. Henriksen(8).............................             5,332                    *
Irving S. Shapiro(9)...............................            20,532                    *
John L. Ufheil(10).................................            24,532                    *
Rodney E. Dausch(11)...............................            98,841                  1.0%
Michael A. Zupon, Ph.D.(12)........................           117,753                  1.2%
John A. Redmond(13)................................            37,500                    *
Jon D. Schoeler(14)................................            54,388                    *
All Directors and executive officers
  as a group (11 persons)(15)......................           756,007                  7.5%

---------------

* Represents less than 1% of the outstanding shares.

 (1) Information with respect to beneficial ownership is based on a Schedule 13G as filed with the Securities and Exchange Commission on February 8, 2000.

 (2) Information with respect to beneficial ownership is based on a Schedule 13G as filed with the Securities and Exchange Commission on February 9, 2000.

 (3) Information with respect to beneficial ownership is based on a Schedule 13G as filed with the Securities and Exchange Commission on July 28, 1999. Includes 88,022 shares owned by Shaker Investments Management, L.P. Shaker Investments, Inc. disclaims ownership of the shares held by Shaker Investments Management, L.P.

 (4) Includes 13,332 shares of Common Stock purchasable upon the exercise of stock options issued to Mr. Pinkas, 5,000 shares of Common Stock owned by Madaket Investment L.L.C., 3,811 shares of Common Stock owned by Pinkas Family Partners, L.P. ("PFP"), 32,299 shares of Common Stock owned by Brantley Venture Management, L.P. ("BVM") and 19,461 shares of Common Stock owned by Brantley Venture Management II, L.P. ("BVM II"). Mr. Pinkas, a Director of the Company, serves as the managing member of Madaket Investment L.L.C and as the general partner of PFP. PFP is general partner of BVM and BVM II.

 (5) Includes 226,300 shares of Common Stock purchasable upon the exercise of stock options. Includes 78,329 shares of Common Stock held by the Thomas O. Oesterling Trust, with Thomas O. Oesterling as trustee.

 (6) Includes 8,666 shares of Common Stock purchasable upon the exercise of stock options and 600 shares of Common Stock owned by Mr. Clarke's spouse.

 (7) Includes 9,332 shares of Common Stock purchasable upon the exercise of stock options.

 (8) Includes 5,332 shares of Common Stock purchasable upon the exercise of stock options.

 (9) Includes 13,332 shares of Common Stock purchasable upon the exercise of stock options.

(10) Includes 24,532 shares of Common Stock purchasable upon the exercise of stock options.

(11) Includes 95,750 shares of Common Stock purchasable upon the exercise of stock options.

(12) Includes 100,750 shares of Common Stock purchasable upon the exercise of stock options.

(13) Includes 37,500 shares of Common Stock purchasable upon the exercise of stock options.

(14) Includes 51,250 shares of Common Stock purchasable upon the exercise of stock options.

(15) Includes 586,076 shares of Common Stock purchasable upon the exercise of stock options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     On December 28, 1998, 1,612 shares of Common Stock owned by Brantley Venture Partners, L.P. ("BVP") and 1,578 shares of Common Stock owned by Brantley Venture Partners II, L.P. ("BVP II") were distributed to the respective partners of each entity. Robert P. Pinkas, a Director of the Company, is a general partner of PFP, which is the general partner of each of BVM and BVM II. BVM and BVM II are the general partners of BVP and BVP II, respectively. As a result, Mr. Pinkas is deemed to beneficially own the shares of Common Stock held by BVP and BVP II. Due to an administrative oversight, a Statement of Changes of Beneficial Ownership of Securities on Form 4 (a "Form 4") was not filed in a timely manner to report these distributions. These distributions were subsequently reported on an Annual Statement of Beneficial Ownership of Securities on Form 5 (a "Form 5") that was not filed in a timely manner.

     During 1999, in two separate transactions, Thomas O. Oesterling, Ph.D. exercised options to purchase an aggregate of 70,000 shares of Common Stock at an exercise price of $0.35 per share. A Form 4 should have been filed for each of these transactions. Due to an administrative oversight, the exercise of these options was not reported in a timely manner. The exercise of these options was subsequently reported on a Form 5. During 1999, in a single transaction, Jon D. Schoeler exercised options to purchase an aggregate of 2,000 shares of Common Stock at an exercise price of $7.50 per share. Due to an administrative oversight, the Form 4 to report this transaction was not filed in a timely manner. This transaction was subsequently reported on a Form 5.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information relating to the annual and long-term compensation for the year ended December 31, 1999 for the Chief Executive Officer and the other named executive officers of the Company who received compensation in excess of $100,000 in that year (the "Named Executive Officers"):

                                                                  LONG TERM COMPENSATION
                                                              -------------------------------
                                      ANNUAL COMPENSATION     RESTRICTED
                                     ----------------------     STOCK                            ALL OTHER
          NAME AND                     SALARY       BONUS       AWARDS         SECURITIES       COMPENSATION
     PRINCIPAL POSITION       YEAR      ($)          ($)         ($)       UNDERLYING OPTIONS     ($) (1)
     ------------------       ----   ----------   ---------   ----------   ------------------   ------------
Thomas O. Oesterling, Ph.D.   1999    $290,000    $ 40,600     $     0                0           $ 1,980
  Chairman and Chief          1998     265,000     112,000      53,000                0             3,510
  Executive Officer(2)        1997     240,000           0           0           10,800             1,425
Michael A. Zupon, Ph.D.       1999    $180,000    $ 18,900     $     0                0           $   450
  Executive Vice President,   1998     170,000      48,500      27,000                0               510
  Research and Development    1997     150,000           0           0            4,500               255
Rodney E. Dausch              1999    $182,500    $ 23,275     $     0                0           $ 1,290
  Executive Vice President,   1998     170,000      47,000      27,000                0             1,440
  Chief Financial Officer
    and
  Secretary                   1997     150,000           0           0            4,500               720
John A. Redmond(3)            1999    $170,500    $      0     $     0                0           $31,831(4)
  President and Chief         1998           0           0           0                0                 0
  Operating Officer           1997           0           0           0                0                 0
Jon D. Schoeler(5)            1999    $170,000    $ 17,000     $     0                0           $   690
  Vice President, Worldwide   1998     150,000      55,000      30,000                0               870
  Sales and Marketing         1997     140,000           0           0            4,500            48,482(6)

---------------

(1) Includes premiums on life insurance policies paid by the Company on behalf of each of the Named Executive Officers.

(2) Thomas O. Oesterling, Ph.D. also served as President until October 1999.

(3) John A. Redmond was appointed President and Chief Operating Officer in October 1999 and resigned in January 2000. Mr. Redmond received a severance payment of $200,000 and certain other compensation in January 2000.

(4) Includes relocation living expenses of $31,456 paid by the Company on behalf of Mr. Redmond in 1999.

(5) Jon D. Schoeler resigned in December 1999. Mr. Schoeler received a severance payment of $170,000 and certain other compensation in January 2000.

(6) Includes relocation living expenses of $48,088 paid by the Company on behalf of Mr. Schoeler in 1997.

                                 OPTION GRANTS

     The following table sets forth certain information concerning individual grants of stock options made during the last completed fiscal year to each of the Named Executive Officers:

                                      INDIVIDUAL GRANTS
                                  -------------------------                                     POTENTIAL REALIZABLE
                                  NUMBER OF      PERCENT                                          VALUE AT ASSUMED
                                  SECURITIES     OF TOTAL                                          ANNUAL RATES OF
                                  UNDERLYING     OPTIONS                                      STOCK PRICE APPRECIATION
                                   OPTIONS      GRANTED TO      EXERCISE OR                        FOR OPTION TERM
                                   GRANTED     EMPLOYEES IN      BASE PRICE      EXPIRATION   -------------------------
              NAME                   (#)       FISCAL YEAR         ($/SH)           DATE         5%($)        10%($)
              ----                ----------   ------------   ----------------   ----------   -----------   -----------
Thomas O. Oesterling, Ph.D......    35,000         9.49%           $17.56          7/26/09    $  614,940    $1,558,380
                                    20,000                         $18.16         12/20/09
Michael A. Zupon, Ph.D..........    25,000         6.04%           $17.56          7/26/09    $  390,307    $  989,116
                                    10,000                         $18.16         12/20/09
Rodney E. Dausch................    25,000        12.08%           $17.56          7/26/09    $  703,968    $1,783,994
                                    25,000                         $12.69         10/13/09
                                    20,000                         $18.16         12/20/09
John A. Redmond.................   100,000        25.88%           $26.06          2/22/09    $2,038,043    $5,164,801
                                    50,000                         $12.69         10/13/09
Jon D. Schoeler.................     5,000         0.86%           $17.56          7/26/09    $   55,225    $  139,951

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

     The following table provides information regarding unexercised stock options held by the Named Executive Officers as of December 31, 1999:

                                                                                                  VALUE OF
                                                                             NUMBER OF          UNEXERCISED
                                                                            UNEXERCISED         IN-THE-MONEY
                                               SHARES                        OPTIONS AT          OPTIONS AT
                                              ACQUIRED       VALUE        FISCAL YEAR-END     FISCAL YEAR-END
                                                 ON         REALIZED      EXERCISABLE(E)/     EXERCISABLE(E)/
                    NAME                      EXERCISE        ($)         UNEXERCISABLE(U)    UNEXERCISABLE(U)
                    ----                      --------    ------------    ----------------    ----------------
Thomas O. Oesterling, Ph.D..................   70,000      $1,793,625        226,300(E)        $2,207,675(E)
                                                                              69,500(U)        $  126,875(U)
Michael A. Zupon, Ph.D......................        0      $        0        100,750(E)        $  868,313(E)
                                                                              38,750(U)        $   32,813(U)
Rodney E. Dausch............................        0      $        0         95,750(E)        $  827,688(E)
                                                                              73,750(U)        $  131,250(U)
John A. Redmond.............................        0      $        0              0(E)        $        0(E)
                                                                             150,000(U)        $  196,875(U)
Jon D. Schoeler.............................    2,000      $   25,326         51,250(E)        $  451,625(E)
                                                                              21,250(U)        $  146,875(U)

EMPLOYMENT AGREEMENTS

     The Company is a party to letter agreements with each of Thomas O. Oesterling, Ph.D., Rodney E. Dausch and Michael A. Zupon, Ph.D. that provide for severance payments in the event these individuals are terminated without cause. Such agreements provide that these individuals will receive 12 months of pay at their base salary rate if terminated without cause. The Company is party to agreements with each of Dr. Oesterling, Mr. Dausch and Dr. Zupon, which provide for payments to be made to these individuals upon the occurrence at certain events in the case of a change in control as such term is defined in such agreements.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The following report has been submitted by the Compensation Committee (the "Committee") of the Board of Directors. It is the responsibility of the Committee to exercise the authority of the Board of Directors with respect to
(i) evaluation of performance of management, (ii) compensation of executive officers and (iii) administration of certain of the Company's stock option plans.

EXECUTIVE COMPENSATION POLICY

     The Company's overall compensation philosophy is as follows:

        - Attract and retain quality talent, which is critical to both the short-term and long-term success of the Company.

        - Reinforce financial and strategic performance objectives through bonus and incentive stock option compensation that shares the rewards and risks of strategic decision-making.

     To reflect this philosophy in determining executive compensation levels, the Committee conducts annual reviews of all executive officers to evaluate the performance of each individual employee, including each person's decision-making responsibilities and work-related accomplishments, as well as such individual's contribution to the performance of the Company over the previous year.

     In determining the level of executive compensation, including the executive compensation level for 1999, the Committee weighed the performance of the Company during the prior year and the contribution of the executive officers of the Company to such performance. The performance of the Company is determined by the Company's relative profitability and sales performance, progress in its clinical approval process and progress in its clinical trials and research development. The compensation levels of the Company's executive officers are also compared to the levels of executive compensation paid by other corporations in the healthcare industry. In particular, comparisons are made by the Committee with respect to salary levels, bonuses and stock option awards. Such comparisons are made to companies in the healthcare industry with which the members of the Committee are familiar and to the companies that are similar in size and complexity to the operations and research-related functions of the Company. In addition, members of the Compensation Committee have experience in serving on similar committees and performing similar functions for other companies. The companies used as comparisons are not chosen based on any published index or the peer group index used in the stock performance graph below. The Company strives to set its aggregate compensation level, as well as the individual components of such compensation, near the median of such comparison companies.

GENERAL COMPENSATION POLICIES

     The Committee's approach to compensation programs is to offer competitive salaries in comparison to competitive market practices. The Committee is responsible for the Company's executive compensation program, which consists of three principal components: (1) base salary; (2) annual cash and stock bonuses; and (3) long-term equity incentives. The Committee uses market compensation levels as a frame of reference for starting salary, stock option awards and annual salary adjustments. The Committee considers the decision-making responsibilities of each position, and the experience and work performance of each of its existing executive officers. Salary reviews are conducted annually with input from the Chief Executive Officer and the Chief Financial Officer.

ANNUAL BONUS PLANS

     The Company's annual bonus plan is designed to be an attractive and powerful incentive to achieve improved performance results at the Company. Each of the Company's executive officers participates in the Company's management bonus plan. This plan permits the Chief Executive Officer and other participating executive officers to achieve bonus payments of as much as 40% and 30%, respectively, of their base salary if the Company achieves certain performance objectives that are set annually by the Compensation Committee. Performance objectives are generally set based on the Company's relative profitability and sales performance, progress in its clinical approval process and progress in its clinical trials and research development, and are specifically set based on the established objectives that correspond to the position held by the executive officer. The Board believes that by making a portion of annual compensation contingent on the Company's performance, executive officers are motivated to achieve improvements in operating results.

BENEFIT PLANS

     The Company maintains several benefit plans designed to provide an attractive package to its executive officers. The Company periodically reevaluates the nature and extent of the benefit plans in light of the plans available to executives at competitors in the healthcare industry.

STOCK OPTIONS

     Historically, the Committee has awarded stock options to each of the Company's executive officers to (i) attract new quality officers to join the Company, (ii) reward executive officers for accomplishing performance objectives and (iii) motivate management with long-term ownership incentives to build the value of the Company both in the short-term and the long-term. The Committee considers market practices for similar positions in the healthcare industry and the amount and terms of prior awards to an individual in granting stock options. In 1999, 315,000 stock options were granted to executive officers.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The annual compensation package for Thomas O. Oesterling, Ph.D., the Company's Chief Executive Officer, was established by the Committee after reviewing his accomplishments during the prior year, his experience with the Company, and the salaries of other chief executive officers in comparable companies. The annual base salary of Dr. Oesterling increased in 1999 by 9.43% over his 1998 annual base salary.

     Stock granted as bonuses was valued at the fair market value of the Company's stock as reflected on the Nasdaq National Market. Dr. Oesterling's bonuses and stock option grants in 1999 were based on an evaluation of the Company's results in comparison to the Company's performance objectives.

Compensation and Stock Option Committee
Robert P. Pinkas, Chairman
Ronald D. Henriksen
John L. Ufheil

                      COMPARATIVE STOCK PERFORMANCE GRAPH

     The following graph compares the Company's cumulative total stockholder return for the five year period ended December 31, 1999 with the Russell 2000 Index and an index of certain companies selected by the Company as comparative to the Company. The graph assumes that the value of the investment in the Company's Common Stock at its initial public offering price of $9.50 per share and in each index was $100.00 on October 19,1995.

                 COMPARISON OF COMPANY'S COMMON STOCK, RUSSELL
                        2000 INDEX, PEER GROUP INDEX(1)
                                    [GRAPH]

                                                      GLIATECH INC.             PEER GROUP INDEX           RUSSELL 2000 INDEX
                                                      -------------             ----------------           ------------------
10/19/1995                                                  100                         100                         100
12/29/1995                                                88.16                      128.73                      106.95
12/31/1996                                                81.58                      136.83                      124.71
12/31/1997                                               107.89                      198.02                      152.57
12/31/1998                                               315.79                      232.76                      148.29
12/31/1999                                                  175                       190.1                      177.35

(1) The Company's line of business peer group consists of: Anika Therapeutics, Inc., Biomatrix, Inc., Integra Life Sciences, Inc., Guilford
    Pharmaceuticals, Inc., Lifecore Biomedical, Inc. and Osteotech, Inc. The total return of each member of the Company's peer groups has been weighted according to each member's stock market capitalization.

                APPROVAL OF THE COMPANY'S DIRECTORS' EQUITY PLAN

     The Company desires to continue its policy of attempting to attract highly qualified individuals who are not current employees of the Company to serve as members of the Board of Directors, to adequately compensate and retain such individuals and to enable them to increase their ownership of Common Stock of the Company in order to more closely align their interests with those of the stockholders. For these purposes, subject to approval by the stockholders of the Company at the Annual Meeting, the Board of Directors has adopted the Directors' Equity Plan (the "Plan") to replace the 1995 Nonemployee Directors Stock Option Plan (the "1995 Plan"). A summary of the Plan is set forth below. The full text of the Plan is attached to this Proxy Statement as Exhibit A and the summary is qualified in its entirety by reference to Exhibit A.

PURPOSE

     In accordance with the policies stated above, the purpose of the Plan is to attract, retain and compensate highly qualified individuals who are not employees of the Company to serve as members of the Board of Directors and to provide Directors with opportunities to invest amounts of their Director compensation or to defer receipt of all or a portion of their compensation in an equity-based instrument in order to further align the interests of Directors with those of the stockholders of the Company and promote the long-term success and growth of the Company.

ADMINISTRATION

     The Plan is to be administered by the Compensation Committee of the Board of Directors or any successor committee designated by the Board of Directors (the "Committee"). The Committee will generally have such powers as may be necessary to discharge its duties under the Plan, including the power to delegate duties. The Committee may not, without further approval of the stockholders, authorize the amendment of any outstanding option to reduce the exercise price of the options. Further, no option may be cancelled and replaced with awards having a lower exercise price without further approval of the stockholders. However, these prohibitions do not prohibit the Committee from making such adjustments as may be necessary to prevent dilution or enlargement of rights from certain corporate transactions or events. Members of the Committee will not be held liable for actions taken or determinations made in good faith.

ELIGIBILITY

     Any individual duly elected or chosen as a member of the Board of Directors of the Company who is not also an employee of the Company or any of its subsidiaries (a "Non-Employee Director") is eligible to participate in the Plan. The Company presently has six Non-Employee Directors.

AWARDS

     Each Non-Employee Director who first becomes a member of the Board of Directors on or after the date the Plan is approved by the stockholders will receive, at the first annual meeting of stockholders after he becomes a Director, an award (an "Award") of compensation equal to a number of shares of Common Stock equal to the value of an option to purchase 8,000 shares of Common Stock, divided by the fair market value of one share of Common Stock on the date of becoming a Director (or such other number of shares of Common Stock as the Board may determine from time to time). For this purpose, value will be determined by the Black-Scholes option pricing model, assuming volatility computed by reference to the trading history of the Common Stock over the three years preceding the date a Director becomes entitled to receive an Award. Awards are subject to adjustment to prevent dilution or enlargement of rights resulting from certain corporate transactions or events.

     Following each annual meeting of stockholders, each Non-Employee Director who has not, during that calendar year, received an Award pursuant to the terms described in the preceding paragraph, will receive an Award.

     Each Non-Employee Director will also receive an award of a number of shares of Common Stock for each meeting day of each committee of the Board on which that Director serves equal to $1,500 divided by the fair market value of one share of Common Stock on the date of such meeting (unless the Board otherwise determines).

     No fractional shares will be awarded under the Plan. A full share will be awarded in lieu of any fractional share.

ELECTION

     A Non-Employee Director receiving an award of Common Stock pursuant to the Plan may elect to receive options to purchase Common Stock or interests in an equity-based account ("Deferred Stock") instead of shares of Common Stock. In addition, a Non-Employee Director entitled to receive any cash compensation may elect to receive that compensation in the form of stock, options or Deferred Stock.

     If a Non-Employee Director elects to receive an award in the form of options to purchase Common Stock, the options will be evidenced by a written agreement. Subject to the possibility of acceleration, the options will vest over a period of three years, with one-third vesting on each anniversary of the award. Options will expire ten years from the date of grant and will be subject to earlier termination. The exercise price may be equal to or greater than the fair market value per share on the date of grant and may be paid in cash or in shares of Common Stock. Unless otherwise determined by the Committee, the exercise price of all options granted under the Plan shall be 125% of the fair market value per share on the date of grant.

     If a Non-Employee Director elects to receive an award in the form of Deferred Stock, a number of shares of Deferred Stock equal to the number of shares of Common Stock that the Non-Employee Director would have received will be held in an account for the Director. The deferral period will end and the Director will receive the shares of Deferred Stock in his account on a date selected, subject to restrictions, by the Non-Employee Director. The deferral period may be accelerated under certain conditions. During the deferral period, the Non-Employee Director will have no rights of ownership as to the Deferred Stock in his account, but the Deferred Stock will accrue dividend equivalents in the form of additional shares of Deferred Stock in the account.

     As of April 10, 2000, the latest practicable date for which the price of the Common Stock is available before distribution of this Proxy Statement, the price of the Common Stock was $19.00 per share.

SHARES AND ADJUSTMENT

     A total of 200,000 shares, subject to adjustment, may be issued pursuant to the Plan. As may be necessary to prevent dilution or enlargement of rights under the Plan resulting from certain corporate transactions or events, the Committee may adjust (i) the number of shares of Common Stock covered by the Plan and the number of shares of Common Stock covered by outstanding options and by outstanding shares of Deferred Stock granted under the Plan, (ii) the price per share applicable to options and (iii) the kind of shares covered by options.

TERMINATION AND AMENDMENT

     The Board of Directors may alter or amend the Plan or may terminate it in its entirety, so long as such action does not affect awards pursuant to the Plan made prior to the amendment or termination. However, no such action, except for an acceleration of benefits may, without the consent of a Director, impair the rights in any shares of Common Stock or any options issued or to be issued to that Director under the Plan. In addition, any amendment required to be approved by stockholders by law or by the rules of the principal exchange upon which the Common Stock is traded or quoted will not be effective until stockholder approval has been received. As described above under Awards, the value of each award under the Plan is subject to adjustment by the Board of Directors.

TAX CONSEQUENCES TO NON-EMPLOYEE DIRECTORS

     Stock Awards. A Director who receives shares of Common Stock pursuant to an initial or annual award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares on the date that such shares are transferred to the Director under the award, and the capital gain/loss holding period for such shares will also commence on such date.

     Option Awards. The options granted under the Plan will be non-qualified stock options. In general, (i) no income will be recognized by a Director at the time an option is granted in lieu of an award of shares of Common Stock; (ii) at exercise, ordinary income will be recognized by the Director in an amount equal to the difference between the option price paid for the shares received upon exercise and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at sale, appreciation (or depreciation) after the date of exercise will be treated as a capital gain (or loss).

     Deferred Stock Awards. No income generally will be recognized by a Director at the time Deferred Stock is awarded in lieu of an award of shares of Common Stock. The Director generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares on the date that shares are transferred to the Director under the award, and the capital gain/loss holding period for such shares will also commence on that date.

TAX CONSEQUENCES TO THE COMPANY

     To the extent that a Director recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an "excess parachute payment" within the meaning of Section 280G of the Code.

TERMINATION OF 1995 PLAN

     Upon stockholder approval of the Plan, no further awards of options will be made pursuant to the 1995 Plan.

          YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors recommends a vote for approval of the appointment of Ernst & Young LLP, as the independent auditors of the Company and its subsidiaries, to audit the books and accounts for the Company and its subsidiaries for the fiscal year ending December 31, 2000. During fiscal 1999, Ernst & Young LLP examined the financial statements of the Company and its subsidiaries, including those included in its Annual Report to the Stockholders. It is expected that representatives of Ernst & Young LLP will attend the Annual Meeting, with the opportunity to make a statement if they so desire, and will be available to answer appropriate questions.

          YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

        SUBMISSION OF STOCKHOLDERS' PROPOSALS AND ADDITIONAL INFORMATION

     The Company must receive by December 15, 2000 any proposal of a stockholder intended to be presented at the 2001 annual meeting of stockholders of the Company (the "2001 Meeting") and to be included in the Company's proxy, notice of meeting and proxy statement related to the 2001 Meeting pursuant to Rule 14a-8 under the Exchange Act. Such proposals should be submitted by certified mail, return receipt requested. Proposals of stockholders submitted outside the processes of Rule 14a-8 under the Exchange Act in connection with the 2001 Meeting ("Non-Rule 14a-8 Proposals") must be received by the Company by February 13, 2001 or such proposals will be considered untimely under Rule 14a-4(c) of the Exchange Act. The Company's proxy related to the 2001 Meeting will give discretionary authority to the proxy holders to vote with respect to all Non-Rule 14a-8 Proposals received by the Company after February 13, 2001.

     The Company will furnish without charge to each person whose proxy is being solicited, upon written request of any such person, a copy of the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1999, as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto. Requests for copies of such Annual Report on Form 10-K should be directed to: Rodney E. Dausch, Secretary, Gliatech Inc., 23420 Commerce Park Road, Cleveland, Ohio 44122.

                                 OTHER MATTERS

     The Company will bear the costs of soliciting proxies from its stockholders. In addition to the use of the mails, proxies may be solicited by the Directors, officers and employees of the Company by personal interview, telephone or telegram. Such Directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

     The Directors know of no other matters that are likely to be brought before the Annual Meeting. The Company did not receive notice by February 28, 2000 of any matter intended to be raised by a stockholder at the Annual Meeting. Therefore, the enclosed proxy card grants to the persons named in the proxy card the authority to vote in their best judgment regarding all other matters properly raised at the Annual Meeting.

                                          By Order of the Board of Directors

                                          /s/ Rodney E. Dausch
                                          Rodney E. Dausch
                                          Secretary

April 14, 2000

     It is important that the proxies be returned promptly. Even if you expect to attend the Annual Meeting, please promptly complete, sign, date and mail the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States.

                                                                       EXHIBIT A

                      GLIATECH INC. DIRECTORS' EQUITY PLAN

     This Gliatech Inc. Directors' Equity Plan ("Plan") is effective as of August 25, 1999. Certain features of the Plan are subject to approval of stockholders.

                             ARTICLE I. DEFINITIONS

     Whenever the following terms are used in this Plan they shall have the meanings specified below unless the context clearly indicates to the contrary:

          (a) "Account": A booking account in which Deferred Stock shall be recorded and to which dividends and distributions may be credited in accordance with the Plan.

          (b) "Beneficiary" or "Beneficiaries": The person or persons designated by a Director in accordance with the Plan to receive payment of the Director's Account in the event of the death of the Director.

          (c) "Beneficiary Designation": An agreement in substantially the form adopted and modified from time to time by the Committee pursuant to which a Director may designate a Beneficiary or Beneficiaries.

          (d) "Board": The Board of Directors of the Company.

          (e) "Business Combination": The meaning set forth in Section 3 of
     Article VII.

          (f) "Change in Control": The meaning set forth in Article VII.

          (g) "Committee": The Compensation Committee of the Board or any successor committee designated by the Board.

          (h) "Company": Gliatech Inc. or any successor or successors thereto.

          (i) "Compensation": All compensation that is payable to a Director in cash or stock, whether as annual retainer, for attendance at Board or committee meetings, for service in committee positions or otherwise, but excluding amounts reimbursed for expenses.

          (j) "Deferred Stock": Shares of Stock which my be delivered pursuant to Article VI.

          (k) "Director": An individual duly elected or chosen as a Director of the Company who is not also an employee of the Company or any of its subsidiaries.

          (l) "Effective Date": The date first above written.

          (m) "Fair Market Value": The average of the "bid" and "asked" prices of the Stock on the date next preceding such date as reported by the Nasdaq National Market, or in the event that no "bid" and "asked" prices shall be reported by the Nasdaq National Market on such next preceding day, the average of the "bid" and "asked" prices reported by the Nasdaq National Market on the next preceding trading day, or if the Stock is no longer listed on the Nasdaq National Market, the fair market value on such date as determined by the Committee in accordance with applicable law and regulations.

          (n) "Incumbent Board": The meaning set forth in Section 2 of Article VII.

          (o) "Option": An option to purchase Stock granted pursuant to Section 5.1.

          (p) "Participation Agreement": An agreement in substantially the form adopted and modified from time to time by the Committee pursuant to which a Director may elect to participate in the Plan.

          (q) "Person": The meaning set forth in Section 1 of Article VII.

          (r) "Plan": The Plan set forth in this instrument as it may from time to time be amended.

          (s) "Plan Year": The fiscal year of the Company.

          (t) "Predecessor Plan": The Company's 1995 Nonemployee Directors Stock Option Plan, as amended.

          (u) "Stock": The Company's common stock, $0.01 par value per share. Stock may be shares of original issuance or treasury shares or a combination of the foregoing.

          (v) "Stockholder Approval": The approval of the Plan by the holders of a majority of the shares of Stock present in person or represented by proxy and entitled to vote on approval of the Plan at a meeting of the stockholders of the Company duly called and held for such purpose.

          (w) "Voting Stock": Securities entitled to vote generally in the election of Directors.

                              ARTICLE II. PURPOSE

     The purpose of this Plan is to attract, retain and compensate highly qualified individuals to serve as Directors, to enable them to increase their ownership of Stock and to provide Directors with opportunities to invest amounts of their Compensation in Options, or defer receipt of all or a portion of such Compensation in an equity-based instrument, in order to further align the interests of Directors with the stockholders of the Company and thereby promote the long-term success and growth of the Company.

                       ARTICLE III. DIRECTOR COMPENSATION

     3.1. Initial Stock Awards. Each Director who first becomes a member of the Board on or after the date of Stockholder Approval shall receive an award of Compensation equal to a number of shares of Stock equal to the value of an option to purchase 8,000 shares of Stock, divided by the Fair Market Value of one share of Stock on the date of becoming a Director (or such other number of shares of Stock as the Board may determine from time to time). For this purpose, value shall be determined by the Black-Scholes option pricing model, assuming volatility computed by reference to the trading history of the Stock over the three years preceding the date a Director becomes entitled to receive an award. To the extent that the application of the foregoing formula would result in fractional shares of stock, the number of shares shall be rounded up to the nearest whole share. Such shares shall be delivered to the Director at the time of the Company's next Annual Meeting of Stockholders after the Director became a member of the Board, but only if the Director served as a member of the Board throughout the intervening period, unless such service terminated due to death or disability or after a Change in Control. In any such case, such shares shall be delivered immediately after such termination.

     3.2. Annual Stock Awards. Each Director shall receive after the Company's Annual Meeting of Stockholders in the year 2000 and each year thereafter (unless such Director received an award pursuant to Section 3.1 hereof after December 31 of the preceding year) an award of Compensation equal to a number of shares of Stock equal to the value of an option to purchase 8,000 shares of Stock on the first Friday after such Annual Meeting, divided by the Fair Market Value of one share of Stock on such date (or such other number of shares of Stock as the Board may determine from time to time). For this purpose, value shall be determined by the Black-Scholes option pricing model, assuming volatility computed by reference to trading history of the Stock over the three years preceding such date. To the extent that the application of the foregoing formula would result in fractional shares of Stock, the number of shares shall be rounded up to the nearest whole share. Such shares shall be delivered to the Director at the time of the Company's next Annual Meeting of Stockholders after the Director became entitled to receive such award, but only if the Director served as a member of the Board throughout the intervening period, unless such service terminated due to death or disability or after a Change in Control. In any such case, such shares shall be delivered immediately after such termination.

     3.3. Other Director Compensation. Each Director shall be entitled to receive an award of a number of shares of Stock for each meeting day of each committee of the Board on which such Director serves equal to $1,500 divided by the Fair Market Value of one share of Stock on the date of such meeting (unless the Board otherwise determines). To the extent that the application of the foregoing formula would result in fractional shares of stock, the number of shares shall be rounded up to the nearest whole share. Such shares shall be delivered to the Director within 30 days after the meeting date. Each Director shall be entitled to receive such other Compensation, if any, payable in cash or Stock, as the Board may determine from time to time.

                         ARTICLE IV. DIRECTOR ELECTIONS

     4.1. Choice of Form of Equity Compensation. Subject to Section 4.4, a Director may choose to receive any Compensation that is payable in Stock pursuant to Article III in the form of Options as provided in Article V. Alternatively, a Director may elect to have such Compensation paid in the form of Deferred Stock (subject to Section 4.4) in accordance with Article VI.

     4.2. Cash Compensation. If a Director becomes entitled to receive Compensation in the form of cash, such Director may elect to receive such Compensation in Stock having the same Fair Market Value and may further elect to have such Stock paid in the form of Options or Deferred Stock in the same manner as provided herein for Compensation originally payable in Stock.

     4.3. Election Procedures.

          (a) Prior to becoming a Director, a prospective Director who desires to receive his or her initial award provided for in Section 3.1 in the form of Options or Deferred Stock must complete and deliver a Participation Agreement to the Committee before the date of his or her election to the Board.

          (b) A Director who desires to receive any other Compensation in the form of Options or Deferred Stock for a Plan Year must complete and deliver a Participation Agreement to the Committee before the first day of the Plan Year for which such Compensation will be earned. An election that is timely delivered shall be effective for the succeeding Plan Year and in addition, except as otherwise specified by a Director in his or her election, shall continue to be effective from Plan Year to Plan Year until revoked or modified by written notice to the Committee or until terminated automatically upon the termination of the Plan. In order to be effective to revoke or modify an election with respect to the Compensation for a Plan Year, a revocation or modification must be delivered prior to the first day of the Plan Year for which such Compensation is payable. Notwithstanding the foregoing, (i) elections for the first Plan Year may be delivered at any time before the Company's Annual Meeting of Stockholders in the year 2000, with respect to Compensation that will be earned after such date, and
     (ii) a new Director may file his or her election with respect to such other Compensation at any time within 30 days after first becoming a Director, and, in such case, the election will be effective only with respect to Compensation earned after the date the election has been filed.

          (c) Unless otherwise determined by the Committee, a Director shall only be permitted to receive all Stock, all Options or all Deferred Stock under this Plan for a Plan Year.

     4.4. Form of Payment Pending Stockholder Approval. Notwithstanding the foregoing provisions of Article III and this Article IV, no Stock shall be issued or transferred pursuant to the Plan, and no Options shall be granted pursuant to the Plan, before the date of Stockholder Approval. Pending Stockholder Approval, the following interim provisions shall apply.

          (a) If a Director joins the Board after the Effective Date and before the date of Stockholder Approval, such Director shall be granted an option to purchase 8,000 shares of Stock pursuant to the Predecessor Plan instead of receiving the Compensation specified in Section 3.1 hereof.

          (b) Compensation for service as a member of a Committee prior to Stockholder Approval, which a Director would otherwise be entitled to receive in Stock pursuant to Section 3.3, shall be payable in Deferred Stock as if the Director had elected to receive such Deferred Stock in accordance with Article VI, payable upon such Director's termination of service on the Board (unless he or she actually elects another date as provided in Section 6.2); provided, however, that if any such payout would occur before the date of Stockholder Approval, the Fair Market Value of the shares otherwise deliverable at such time shall be paid in cash instead.

     4.5. Termination of Predecessor Plan. After Stockholder Approval, no further awards of Options shall be made pursuant to the Predecessor Plan. If this Plan does not receive Stockholder Approval before January 1, 2002, the Predecessor Plan shall continue in effect in accordance with its terms, and no Compensation shall be awarded pursuant to this Plan except for amounts payable pursuant to Section 4.4(b).

                    ARTICLE V. ELECTIONS TO RECEIVE OPTIONS

     5.1. Grant of Options. A Director may elect to receive all of his or her initial award or all of his or her other Compensation in the form of Options. Pursuant to any such election, an Option shall be automatically granted, effective as of the date such Compensation would otherwise have been paid, for that number of shares of Stock equal to the Fair Market Value of such Compensation, divided by the value on the effective date of such Option of an Option for one Share having the terms provided for in this Article. For this purpose, value shall be determined by the Black-Scholes option pricing model, assuming volatility computed by reference to trading history of the Stock over the three years preceding the date of grant, and taking into account the vesting period of the Option. To the extent that the application of the foregoing formula would result in an Option covering a fractional share, the number of shares covered by the Option shall be rounded up to the nearest whole share.

     5.2. Written Agreement. Each grant of Options shall be evidenced by a written agreement in a form approved by the Committee and shall be subject to the additional terms and conditions set forth in this Article V.

     5.3. Exercisability of Options. Subject to the expiration or earlier termination of the Option, on each anniversary of the effective date of the grant, 33-l/3% of the Option shall become exercisable on a cumulative basis until the Option is fully exercisable.

     5.4. Term. An Option shall expire ten years from the date the Option is granted and shall be subject to earlier termination as hereinafter provided. Once an Option becomes exercisable, it may thereafter be exercised, wholly or in part, at any time prior to its expiration or termination. In the event of the Director's termination from service on the Board, other than as provided in
Section 5.5, an outstanding Option may be exercised only to the extent it was exercisable on the date of such termination and shall expire three years after such termination, or on its stated expiration date, whichever occurs first.

     5.5. Early Vesting. Upon the occurrence of any of the following events, the Option shall become immediately and fully exercisable: the death of the Director, the disability of the Director, or a Change in Control. Following the death of a Director, the Option shall expire one year from the date of death, or on its stated expiration date, whichever occurs first.

     5.6. Exercise Price. The exercise price of an Option granted to a Director may be equal to or greater than the Fair Market Value per share on the date of grant, as determined by the Committee from time to time prior to each Plan Year. Until otherwise determined by the Committee, the exercise price of all Options granted under the Plan shall be 125% of the Fair Market Value per share on the effective date of the grant.

     5.7. Payment. An Option may be exercised by a Director only upon payment to the Company in full of the exercise price of the Option corresponding to the portion of the Option to be exercised. Such payment shall be made in cash or in shares of Stock previously owned by the Director for more than six months, or in a combination of cash and such shares. If the Director agrees to have sufficient shares sold upon exercise to pay the exercise price and to have the exercise price then delivered to the Company, the requirement for payment in full shall be considered satisfied.

     5.8. Option Nontransferable. Unless otherwise determined by the Committee, the Option shall be neither transferable nor assignable by the Director other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Director, only by the Director, or in the event of his or her legal incapacity, by his or her guardian or legal representative acting on behalf of the Director in a fiduciary capacity under the state law and court supervision.

                ARTICLE VI. ELECTIONS TO RECEIVE DEFERRED STOCK

     6.1. Grant of Deferred Stock. A Director may elect to receive all of his or her initial award or all of his or her other Compensation for a Plan Year in the form of Deferred Stock, which shall be credited to the Director's Account. The number of shares of Deferred Stock, which shall be credited effective as of the day such Compensation was awarded, shall be equal to the number of shares of Stock that would otherwise have been delivered pursuant to such award.

     6.2. Deferral Period. Each grant of Deferred Stock shall be subject to a deferral period beginning on the date of crediting to the Director's Account and ending upon termination of service as a Director or such other period as the Director may have elected. The period of deferral shall be (x) for a minimum period of one year, except in the case where the Director elects a deferral period determined by reference to his termination of service as a Director, and
(y) for a maximum period of not more than 10 years after the date of termination of service as a Director. During the deferral period, the Director shall have no right to transfer any rights under his or her Deferred Stock and shall have no other rights of ownership therein.

     6.3. Dividend Equivalents. A Director's Account will be credited as of the last day of each calendar quarter with that number of additional shares of Deferred Stock equal to the amount of cash dividends paid by the Company during such quarter on the number of shares of Stock equivalent to the number of shares of Deferred Stock in the Director's Account from time to time during such quarter divided by the Fair Market Value of one share of Common Stock on the last business day of such calendar quarter. Such dividend equivalents, which shall likewise be credited with dividend equivalents, shall be deferred until the end of the deferral period for the Deferred Stock with respect to which the dividend equivalents were credited.

     6.4. Death of a Director. In the event of the death of a Director, the Director's Account shall be immediately paid to the Beneficiary or Beneficiaries designated on the Director's Beneficiary Designation or, if no such designation is in effect or no Beneficiary is then living, then to the Director's estate.

     6.5. Small Payments. Notwithstanding the foregoing, if the value of a Director's Account is less than $500, the amount of such Director's Account, at the discretion of the Committee, may immediately be paid to the Director in cash or Stock.

     6.6. Acceleration. Notwithstanding the provisions of the foregoing: (a) if a Change in Control occurs, the amount of each Director's Account shall immediately be paid to the Director in full; (b) in the event of an unforeseeable emergency, as defined in section 1.457-2(h)(4) and (5) of the Income Tax Regulations, that is caused by an event beyond the control of the Director or Beneficiary and that would result in severe financial hardship to the individual if acceleration were not permitted, the Committee may in its sole discretion accelerate the payment to the Director of the amount of his or her Account, but only up to the amount necessary to meet the emergency.

                         ARTICLE VII. CHANGE IN CONTROL

     For purposes of this Plan, a "Change in Control" means the first to occur of the following events:

          (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1933 (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% or more of the combined voting power of the then outstanding Voting Stock of the Company; provided, however, that for purposes of this Section 1 of this Article, the following acquisitions shall not constitute a Change in
     Control: (a) any issuance of Voting Stock of the Company directly from the Company that is approved by the Incumbent Board (as defined in Section 2 of this Article, below), (b) any acquisition by the Company or a Subsidiary of Voting Stock of the Company, (c) any acquisition of Voting Stock of the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (d) any acquisition of Voting Stock of the Company by any Person pursuant to a Business Combination that complies with clauses (a), (b) and (c) of Section 3 of this Article, below; or

          (2) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director after the date hereof whose election or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the Directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be deemed to have been a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (3) consummation of a reorganization, merger or consolidation, a sale or other disposition of all or substantially all of the assets of the Company, or other transaction (each, a "Business Combination"), unless, in each case, immediately following such Business Combination, (a) all or substantially all of the individuals and entities who were the beneficial owners of Voting Stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries), (b) no Person (other than the Company, such entity resulting from such Business Combination, or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Subsidiary or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 15% or more of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination, and (c) at least a majority of the members of the Board of Directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

          (4) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with clauses (a), (b) and (c) of Section 3 of this Article.

            ARTICLE VIII. ADMINISTRATION, AMENDMENT AND TERMINATION

     8.1. Administration. The Plan shall be administered by the Committee. The Committee shall have such powers as may be necessary to discharge its duties hereunder. The Committee may, from time to time, employ, appoint or delegate to an agent or agents (who may be an officer or officers of the Company) and delegate to them such administrative duties as it sees fit, and may from time to time consult with legal counsel who may be counsel to the Company. No member of the Committee shall be liable for any action taken or determination made in good faith. Decisions of the Committee shall be made by the vote of the majority, except that actions taken in writing without a meeting shall be taken by unanimous consent. All elections, notices and directions under the Plan by a Director shall be made on such forms as the Committee shall prescribe.

     8.2. Amendment and Termination. The Board may alter or amend this Plan from time to time or may terminate it in its entirety; provided, however, that no such action, except for an acceleration of benefits, shall, without the consent of a Director, impair the rights in any Stock or Options issued or to be issued to such Director under the Plan; and further provided, that any amendment that must be approved by the stockholders of the Company in order to comply with applicable law or the rules of the principal exchange upon which the Stock is traded or quoted shall not be effective unless and until such approval has been obtained in compliance with such applicable law or rules. Presentation of this Plan or any amendment hereof for stockholder approval shall not be construed to limit the Company's authority to offer similar or dissimilar benefits through plans or other arrangements that are not subject to stockholder approval.

     8.3. No Repricing of Options. Neither the Board nor the Committee shall, without the further approval of the stockholders of the Company, authorize the amendment of any outstanding Option to reduce the exercise price of the Option. Furthermore, no Option shall be cancelled and replaced with awards having a lower exercise price without further approval of the stockholders of the Company. This Section is intended to prohibit the repricing of "underwater" Options and shall not be construed to prohibit the adjustments provided for in
Section 10.2.

                       ARTICLE IX. FINANCING OF BENEFITS

     9.1. Financing of Benefits. The shares of Stock and benefits payable in cash under the Plan to a Director or, in the event of his or her death, to his or her Beneficiary shall be paid by the Company from its general assets, including treasury shares. The right to receive payment of the shares of Stock and benefits payable in cash represents an unfunded, unsecured obligation of the Company.

     9.2. Security for Benefits. Notwithstanding the provisions of Section 9.1, nothing in this Plan shall preclude the Company from setting aside Stock or funds in a so-called "rabbi trust" pursuant to one or more trust agreements between a trustee and the Company. However, no Director or Beneficiary shall have any secured interest or claim in any assets or property of the Company or any such trust and all Stock or funds contained in such trust shall remain subject to the claims of the Company's general creditors.

                       ARTICLE X. SHARES SUBJECT TO PLAN

     10.1. Shares Subject to Plan. Subject to adjustment as provided in this Plan, the total number of shares of Stock which may be issued under this Plan shall be 200,000.

     10.2. Adjustments. The Committee may make or provide for such adjustments in the (a) number of shares of stock covered by this Plan and by outstanding Options and awards of Deferred Stock granted or awarded hereunder, (b) prices per share applicable to such Options, and (c) kind of shares covered thereby, as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Directors that otherwise would result from (x) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (y) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation of the Company or other distribution of assets, issuance of rights or warrants to purchase securities of the Company, or (z) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding grants or awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Moreover, the Committee may on or after the date of grant provide in the agreement evidencing any grant or award under this Plan that the holder of the grant or award may elect to receive an equivalent grant or award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect, or the Committee may provide that the holder will automatically be entitled to receive such an equivalent grant or award. The Committee may also make or provide for such adjustments in the number of shares specified in Section 10.1 as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 10.2. This Section 10.2 shall not be construed to permit the re-pricing of any Options in the absence of any of the circumstances described above in contravention of Section 8.3.

                         ARTICLE XI. GENERAL PROVISIONS

     11.1. Governing Law. The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

     11.2. Miscellaneous. Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the singular shall also include within its meaning the plural, and vice versa.

     11.3. No Right to Continue as Director. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that a Director has a right to continue as a Director for any period of time, or at any particular rate of compensation.

                                  GLIATECH INC.

       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
              FOR THE ANNUAL STOCKHOLDERS MEETING ON MAY 16, 2000.

         The undersigned hereby constitutes and appoints Thomas O. Oesterling, Ph.D., Robert P. Pinkas and William A. Clarke, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the annual meeting of stockholders of Gliatech Inc., to be held at the Embassy Suites, Beachwood, 3775 Park East Drive, Beachwood, Ohio, on Tuesday, May 16, 2000, at 11:00 a.m., and at any adjournments or postponements thereof, as follows and in accordance with their judgment upon any other matters coming before said meeting.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, AND SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, OR IF DIRECTIONS ARE NOT INDICATED, WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

                                                                     SEE REVERSE
                                                                            SIDE

      PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                                  GLIATECH INC.

                                  MAY 16, 2000

                 Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

[X] Please mark your vote as in this example.

1.    Election of Directors        FOR        WITHHOLD      NOMINEES
                                   [ ]          [ ]          Irving S. Shapiro
                                                             John L. Ufheil

For, except vote withheld from the following nominee(s):

-------------------------------
                                               FOR        AGAINST       ABSTAIN
2.    Approval of Ernst & Young LLP as         [ ]          [ ]           [ ]
      Independent Auditors

3.    Approval of the Directors' Equity Plan   [ ]          [ ]           [ ]

                                               Change of Address          [ ]

                                               Attend Meeting             [ ]

SIGNATURE(S) _____________________________________       DATE: ________________

NOTE: Please sign exactly as name appears. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or attorney, please give your title as such.